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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


CONTACTS

COMPANY                             MEDIA
Jennifer Tansey                     Bryan Scanlon or Lauren Arnold
webMethods, Inc.                    Schwartz Communications for webMethods
(703) 460-2554                      (781) 684-0770
jtansey@webmethods.com              webmethods@schwartz-pr.com

INVESTORS
Dave Spille
webMethods, Inc.
(703) 460-5972
dspille@webmethods.com


             WEBMETHODS COMPLETES ACQUISITION OF ACTIVE SOFTWARE


FAIRFAX, VA -- AUGUST 16, 2000 - webMethods, Inc. (Nasdaq: WEBM), the leading provider of business-to-business integration (B2Bi) solutions, today announced the completion of its acquisition of Active Software, Inc. (Nasdaq:
ASWX), a leading provider of eBusiness infrastructure software products.

"The acquisition of Active Software enables webMethods to create a new B2Bi industry standard," said Phillip Merrick, president and CEO of webMethods. "By combining our product offerings we can deliver B2B integration all the way from the mainframe, across packaged business applications and out over the firewall to trading partners and digital marketplaces. Additionally, our more than 600 employees and over 425 customers gives us the capability and the critical mass to address business-to-business initiatives of any size and complexity."

As a result of the merger, R. James Green and James P. Gauer have been added to the webMethods Board of Directors. Mr. Green, the former chairman and chief executive officer of Active Software, has become the chief technology officer of webMethods. Mr.


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Gauer, a former director of Active Software, is a general partner of Palomar
Ventures, a venture capital investment firm.

Pursuant to the merger agreement, webMethods will issue approximately 13.9 million shares of webMethods common stock for all of the shares of Active Software issued and outstanding as of August 15, 2000, the effective date of the merger. Each share of Active Software common stock will be exchanged for 0.527 shares of webMethods common stock. webMethods will also assume Active Software's outstanding employee stock options. Later this month, the former stockholders of Active Software will receive information relating to the exchange of Active Software stock certificates for webMethods stock certificates.

ABOUT WEBMETHODS, INC.
webMethods, Inc. (Nasdaq: WEBM) is the leading provider of software solutions for business-to-business integration (B2Bi). As the only company providing seamless B2Bi across the firewall and throughout the extended enterprise, webMethods provides Global 2000 companies and B2B marketplaces with a complete, end-to-end solution for integrating customers, suppliers and partners into real-time B2B trading networks, while also increasing internal operational efficiencies. The webMethods product family allows companies to create new revenue opportunities, strengthen relationships with customers, substantially reduce supply chain inefficiencies and streamline internal business processes.

Founded in 1996, webMethods is based in Fairfax, Va., with offices across the U.S., Europe and Asia. With an emphasis on key vertical markets such as chemicals, financial services, high-tech manufacturing and telecommunications, webMethods has more than 425 customers worldwide--from Global 2000 leaders such as Citibank, Dell, Eastman Chemical Company, Fidelity Investments, Grainger, Motorola, Teligent and Starbucks to major B2B marketplaces like ChemConnect, e-STEEL and Ventro. webMethods' strategic partners include Ariba, Commerce One, Deloitte Consulting, EDS, i2


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Technologies, KPMG, Microsoft, SAP AG and Vantive. More information about the company can be found at www.webMethods.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management of webMethods and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the webMethods and Active Software businesses will not be integrated successfully and unanticipated costs of such integration; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to manage its growth and the difficulty of successfully managing a larger, more geographically dispersed organization; failure of the combined company to successfully manage its changing relationships with customers, suppliers and strategic customers; failure of the combined company's customers to accept the new product offerings.

For a detailed discussion of these and other cautionary statements, please refer to each company's respective filings with the Securities and Exchange Commission, including, where applicable, their most recent filings on Form 10-K and 10-Q, webMethods' Registration Statements on Form S-1 and S-4, as amended, and the joint proxy statement/prospectus filed by both companies as described above. webMethods' and Active Software's filings with the SEC are available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.